UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
To Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 23, 2008
Date of report (Date of earliest event reported)

       TOOTSIE ROLL INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Its charter)


        Virginia
(State or Other Jurisdiction of Incorporation)

        001-01361
(Commission File Number)

        22-1318955
(I.R.S. Employer Identification No.)

 7401 South Cicero Avenue, Chicago, Illinois  60629
(Address of Principal Executive Offices)   (Zip Code)

        773-838-3400
(Registrant's Telephone Number, Including Area Code)

        Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [__]  Written communications pursuant to Rule 425 under the Securities Act
              (17 CFR 230.425)

     [__]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
             (17 CFR 240.14a-12)

     [__] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [__] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


ITEM 2.02.   RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

    On July 23, 2008, Tootsie Roll Industries, Inc. issued a press release
(the "release") announcing its results of operations and financial condition for the second quarter ended June 28, 2008. A copy of the release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

    The information in the release and in this Item 2.02 is "furnished" and not "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, or otherwise subject to the liabilities of that section. Such information may only be incorporated by reference in another filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 only if and to the extent such subsequent filing specifically references such information.

Item 9.01.	Financial Statements and Exhibits.

(c) The following exhibit is furnished with this report:

Exhibit 99.1     Press Release of Tootsie Roll Industries, Inc., dated
                 July 23, 2008.



SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the under-signed thereunto duly authorized.


July 23, 2008                    TOOTSIE ROLL INDUSTRIES, INC.

                            By:  /s/G. HOWARD EMBER, JR.
                                 G. Howard Ember, Jr.
                                 Vice President Finance and
                                 Chief Financial Officer



EXHIBIT INDEX

Exhibit No.               Description

99.1   Press Release of Tootsie Roll Industries, Inc., dated July 23, 2008.


Tootsie Roll Industries, Inc.
7401 South Cicero Avenue
Chicago, IL  60629
Phone 773/838-3400
Fax   773/838-3534

Press Release

STOCK TRADED:  NYSE           FOR IMMEDIATE RELEASE
TICKER SYMBOL: TR             Wednesday, July 23, 2008

CHICAGO, ILLINOIS - July 23, 2008 - Melvin J. Gordon, Chairman,
Tootsie Roll Industries, Inc. reported second quarter and first half 2008 sales and earnings.

Second quarter 2008 sales were $101,590,000 compared to $101,901,000 in second quarter 2007. Second quarter 2008 net earnings were $7,245,000 compared to $10,226,000 in second quarter 2007, and earnings per share were $.13 and $.18 in second quarter 2008 and 2007, respectively, a decrease of $.05 per share or 28%.

First half 2008 sales were $191,932,000 compared to $194,815,000 in first half 2007, a decrease of $2,883,000 or 1%. First half 2008 net earnings were $13,699,000 compared to $20,037,000 in first half 2007, and earnings per share were $.25 and $.35 in first half 2008 and 2007, respectively, a decrease of $.10 per share or 29%.

Mr. Gordon said, "Second quarter 2008 results were adversely affected by higher input costs relating to major ingredients, packaging materials, freight and delivery, and products manufactured in Canada due to less favorable foreign exchange rates. Second quarter 2008 comparative results were also adversely affected by higher foreign taxes and resulting higher effective tax rate. First half 2008 results were adversely affected by lower sales volume and the same higher input costs, as well as higher taxes, as discussed above. The Company's per share earnings for second quarter and first half 2008 did benefit from common stock purchases in the open market in 2008 and 2007 resulting in fewer shares outstanding.


The Company has taken actions and implemented programs, including selected price increases as well as cost reduction programs, with the objective to recover some of these higher input costs. However, these actions did not allow the Company to recover all of the increases in ingredient and other input costs in first half 2008."


                         TOOTSIE ROLL INDUSTRIES, INC.
                    CONSOLIDATED SUMMARY OF SALES & EARNINGS
                             FOR THE PERIODS ENDED
                        JUNE 28, 2008  &  JUNE 30, 2007

                                    SECOND QUARTER ENDED
                                    2008            2007

Net Product Sales              $101,590,000      $101,901,000

Net Earnings                   $  7,245,000      $ 10,226,000

  Net Earnings Per Share           $ .13             $ .18

  Average Shares Outstanding     55,000,000        56,745,000


                                     SIX MONTHS ENDED
                                    2008            2007

Net Product Sales              $191,932,000      $194,815,000

Net Earnings                   $ 13,699,000      $ 20,037,000

  Net Earnings Per Share           $ .25             $ .35

* Average Shares Outstanding     55,310,000        56,812,000

  Based on average shares outstanding adjusted for 3% stock dividends distributed April 10, 2008 and April 12, 2007.